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                                  Exhibit (21)

                                   UNIFI, INC.

                                  SUBSIDIARIES

                                                                          Unifi Percentage
                                                                             Of Voting
Name                       Address                       Incorporation    Securities Owned
------------------------------------------------------------------------------------------
Unifi Textured Yarns       Letterkenny, Ireland         Ireland             100% - UH2
Europe, Ltd.

Unifi Dyed Yarns,          Manchester, England          United Kingdom      100% - UH2
Ltd.

Unifi International        Warwickshire, England        North Carolina      100%
Services, Inc.
("UISI")

Unifi International        Lyon, France                 France              100% - UISI
Services Europe

Unifi GmbH                 Oberkotzau, Germany          Germany             100% - UH2

Unifi Italia, S.r.l.       Viale Andreis, Italy         Italy               100% - UH2

UNF Industries, Ltd.       Migdal Ha - Emek, Israel     Israel              50% - UH2

Unifi Holding 1, BV        Amsterdam, Netherlands       Netherlands         100%
("UH1")

Unifi Holding 2, BV        Amsterdam, Netherlands       Netherlands         100% - UH1
("UH2")

Unifi Asia, Ltd.           Hong Kong, China             China               100% - UH2

Unifi Asia                 St Michael, Barbados         Barbados            100%
Holding, SRL

Unifi do Brasil, Ltda      San Paulo, Brazil            Brazil              100%

Unifi Manufacturing,       Greensboro, NC               North Carolina      100%
Inc. ("UMI")

Unifi Sales &              Greensboro, NC               North Carolina      100%
Distribution, Inc.
("USD")

Unifi Manufacturing        Greensboro, NC               North Carolina      95%
Virginia, LLC                                                               5% - UMI

Unifi Export Sales,        Greensboro, NC               North Carolina      95%
LLC                                                                         5% - UMI

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
Unifi-SANS                 Madison, NC                  North Carolina      50% - UMI
Technical Fiber, LLC

Unifi Technical            Greensboro, NC               North Carolina      100% - USD
Fabrics, LLC

Charlotte Technology       Greensboro, NC               North Carolina      100%  USD
Group, Inc.
("CTG")

UTG Shared                 Greensboro, NC               North Carolina      100% - CTG
Services, Inc.

Unifi Textured             Greensboro, NC               North Carolina      85.42% - UMI
Polyester, LLC

Unifi Kinston, LLC         Greensboro, NC               North Carolina      100% - UMI


Glentouch Yarn             Greensboro, NC               North Carolina      100% - UMI
Company, LLC

Unimatrix                  Greensboro, NC               North Carolina      100% - UMI
Americas, LLC

Spanco Industries,         Greensboro, NC               North Carolina      100% - UMI
Inc.  ("SI")

[SI owns:    100%   Spanco International, Inc., ("SII"), a North Carolina
                    corporation]

[SII owns:   83%    Unifi Latin America, S.A., a Columbian sociedad anonime;
                    the remainder of Unifi Latin America is presently owned  by:
                    1%  Unifi designees
                    16% Spanco - Panama, S.A.]